Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our Auditor’s Report, dated April 16, 2024, on the consolidated financial statements of ADM Endeavors, Inc., as of and for the year ended December 31, 2023. We also consent to the application of such report to the financial information in the Registration Statement on Form S-1, and the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ M&K CPAS, PLLC

The Woodlands, Texas

January 23, 2026